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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S - 3 Nos. 333-84064, 333-43573 and 333-89307) of Hospitality Properties Trust and subsidiaries of our report dated February 18, 2003, with respect to the consolidated financial statements and schedule of Hospitality Properties Trust and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                       /s/ Ernst & Young LLP


Boston, Massachusetts
March 28, 2003